Exhibit (e)(3)


                      AMENDMENT TO DISTRIBUTION AGREEMENT
                            Dated:  April 30, 2007


	The Distribution Agreement by and between First Pacific Mutual Fund, Inc., a Maryland corporation (the "Company"), for the Hawaii Municipal Fund series and the Hawaii Intermediate Fund series and First Pacific Securities, Inc., a Hawaii corporation, is amended as follows:


	FIRST:	The Distribution Agreement is hereby amended to change the
name of First Pacific Securities, Inc. to Lee Financial Securities, Inc.

	SECOND:	The foregoing amendment to the Distribution Agreement has
been duly approved by at least a majority of the entire Board of Directors of the Company. The amendment is limited to changes expressly permitted to be made without action of the shareholders.

	THIRD:	The Distribution Agreement Amendment will become effective
on April 30, 2007.

	IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first written above.


						FIRST PACIFIC MUTUAL FUND, INC.


						By:  __/s/  Terrence K.H Lee_____________
							Terrence K.H. Lee, President


						Attest:  _/s/ Jean Chun Lee______________
							Jean Chun Lee, Secretary



 						LEE FINANCIAL SECURITIES, INC.


 						By:  __/s/  Terrence K.H Lee_____________
							Terrence K.H. Lee, President


						Attest:  _/s/ Jean Chun Lee______________
							Jean Chun Lee, Secretary